UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                       8-K



                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the


                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                  June 18, 1999



Commission       Registrants; State of Incorporation;      IRS Employer
File Number      Address; and Telephone Number            Identification
                                       No.

  1-11327               Illinova Corporation                37-1319890
                        (an Illinois Corporation)
                        500 S. 27th Street
                        Decatur, IL  62525
                        (217) 424-6600

   1-3004               Illinois Power Company              37-0344645
                        (an Illinois Corporation)
                        500 S. 27th Street
                        Decatur, IL  62525
                        (217) 424-6600



           Total number of sequentially numbered pages is 9.

Item 5.  Other Events

     Merger Agreement

     On June 14, 1999, Illinova Corporation, an Illinois corporation ("Illinova"),parent of Illinois Power, and Dynegy Inc., a Delaware corporation ("Dynegy"), agreed to combine in a transaction in which each of Illinova and Dynegy will become wholly owned subsidiaries of Energy Convergence Holding Company, a newly formed Illinois corporation ("Newco"). Energy Convergence Acquisition Corporation, an Illinois corporation and a wholly owned subsidiary of Newco, will be merged with and into Illinova, and Dynegy Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Newco, will be merged with and into Dynegy. The terms of the Merger are set forth in an Agreement and Plan of Merger (the "Merger Agreement") dated as of June 14, 1999, among Newco, Illinova, Energy Convergence Acquisition Corporation, Dynegy and Dynegy Acquisition Corporation.

     Consummation of the combination is subject to various conditions, including: (i) receipt of necessary approvals by the stockholders of each of Illinova and Dynegy; (ii) the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iii) the exemption of the acquisition by one of Dynegy's major shareholders of Newco's Class B Common Stock under the Public Utility Holding Company Act and the receipt of necessary Federal Energy Regulatory Commission and Illinois Commerce Commission approvals; (iv) the consummation by Illinois Power of its previously announced sale of its Clinton nuclear facility; (v) registration of the shares of Newco Common Stock to be issued in the merger under the Securities Act of 1933, as amended; and (vi) satisfaction of certain other conditions. For more information, please see the Illinova 8K filed on June 14, 1999.


     Illinova Power Marketing, Inc.

     Illinois Power and Illinova are proceeding with plans to transfer Illinois Power's fossil generating assets and liabilities to a newly created Illinova subsidiary, Illinova Power Marketing, Inc. ("IPMI"). The proposed transfer is subject to a number of conditions, including receipt of approvals from the Illinois Commerce Commission ("ICC") and the Federal Energy Regulatory Commission ("FERC"). In April 1999, Illinois Power filed with the ICC a Notice with respect to the proposed transfer as required by Section 16-111(g) of the Public Utilities Act (the "Act"). The Act permits transfers of utility assets upon proper demonstration that the utility will satisfy certain financial and reliability criteria. The ICC is required to render its decision by July 14, 1999. The FERC's approval is necessary for the transfer of assets to IPMI as well as IPMI's sale of electric energy at wholesale under a proposed Power Purchase Agreement between IPMI and Illinois Power. Under the terms of the proposed Power Purchase Agreement, IPMI will be obligated to provide Illinois Power with a reliable generation supply through December 31, 2004, to grant Illinois Power the ability to reserve capacity and energy from IPMI's generating

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

units, and to require IPMI to acquire replacement power as necessary to meet its capacity obligations to Illinois Power. The proposed Power Purchase Agreement is further expected to provide that Illinois Power generally will pay market-based prices for capacity and energy, and that Illinois Power may reduce required capacity and energy on an annual basis. The parties filed the proposed Power Purchase Agreement with FERC on June 11, 1999.

     Under the transaction as currently contemplated by the parties, Illinois Power will sell its fossil generating assets and liabilities to Illinova in exchange for a promissory note in an amount equal to the net book value of the assets and liabilities as of the date of the transaction. At March 31, 1999, the net book value of Illinois Power's fossil generating assets and liabilities was approximately $2.7 billion. The promissory note is expected to be an interest-bearing unsecured note and to mature in approximately 10 years, subject to earlier prepayment. Illinova will then contribute the fossil generating assets and liabilities to IPMI. The terms of the sale remain subject to change.

     Securitization

     In December 1998, Illinois Power caused the issuance of $864 million of Transitional Funding Trust Notes (the "Notes") through Illinois Power Securitization Limited Liability Company, a special purpose Delaware limited liability company (the "Grantee") and Illinois Power Special Purpose Trust, a special purpose Delaware business trust (the "Note Issuer"). As required by generally accepted accounting principles, the accounts of the Grantee and the
Note Issuer are included in the consolidated financial statements of Illinois Power and Illinova, and the Notes are reflected as long-term debt on their consolidated balance sheets. However, the Grantee and the Note Issuer are special purpose entities that are legally separate from Illinois Power and Illinova. Accordingly, the holders of the Notes do not have recourse to any assets or revenues of Illinois Power or Illinova, and the creditors of Illinois Power or Illinova do not have recourse to any assets or revenues of the Grantee or the Note Issuer, including without limitation, the Intangible Transition Property. Intangible Transition Property, in the amount of $1.634 billion, was created by a transitional funding order of the ICC on September 10, 1998. Intangible Transition Property includes the right to impose and receive certain nonbypassable, usage-based, per kilowatt hour instrument funding charges
("IFCs") on designated consumers of electricity in Illinois Power's service territory, regardless of their electric supplier. The Grantee initially owned and then assigned all of its right, title and interest in the Intangible Transition Property to the Note Issuer, in exchange for the net proceeds of the Notes. For the three months ended March 31, 1999, approximately $43 million of electric operating revenues included in the consolidated statements of income of Illinois Power and Illinova consisted of IFCs. The Notes are primarily secured by, and payable from, the Intangible Transition Property. Illinois Power received the net proceeds from the sale of the Notes in consideration of the creation of the Intangible Transition Property. For accounting purposes, Illinois Power accounts for the net proceeds of the Notes as an intercompany payable owing to the Grantee, but it has no payment obligation in respect of such payable except to remit IFC collections as required by the Servicing Agreement between Illinois Power and the Grantee. For additional information

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

about the Notes, the Intangible Transition Property and the IFC collections, please refer to Illinova's and Illinois Power's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, and the Grantee's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

     Clinton Power Station

     Illinois Power's Clinton Power Station returned to service on May 27, 1999, and is currently operating at full capacity. Illinois Power and AmerGen Energy Company are continuing to negotiate the terms of a definitive agreement for the sale of Clinton to AmerGen. AmerGen's exclusive right to negotiate with Illinois Power for the sale of Clinton has been extended from June 15, 1999, to July 2, 1999, and discussions continue between the two companies.

                           *  *  *  *  *

     This report contains statements that may be deemed to be forward-looking information such as the possible consummation of the merger and other transactions contemplated by Illinova and Dynegy; the terms of Illinois Power's proposed transfer of fossil generating assets to IPMI; the proposed terms and expected prepayment of the Power Purchase Agreement between Illinois Power and IPMI; the proposed terms of the Illinova promissory note to Illinois Power and certain matters relating to the proposed Clinton sale. Although Illinova and Illinois Power believe that this forward-looking information is accurate, its businesses are dependent on various regulatory issues, general economic conditions and future trends, and these factors can cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Illinova and Illinois Power.

     The following factors, in addition to those discussed in Illinova's and Illinois Power's Annual Report on Form 10-K for the year ended December 31, 1998, could cause results to differ materially from management expectations as suggested by such forward-looking information: the results of regulatory proceedings at the ICC and FERC; the negotiations between the parties with respect to the Power Purchase Agreements; the negotiations between the parties with respect to the sale of Clinton; the operating performance of Clinton; the impact of recent and future Federal and state regulatory changes; the effects of increased competition; the impact of fluctuations in commodity prices and customer demand, the impact of new environmental laws and regulations; factors affecting non-utility investments, such as the risk of doing business in foreign countries, construction and operation risks, and increases in financing costs.


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Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

          (c)  Exhibits.

               Exhibit 12: Statements Re Computation of Ratios.


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                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           ILLINOVA CORPORATION
                                           (Registrant)

                                            By /s/Leah Manning Stetzner
                                            ---------------------------
                                            Leah Manning Stetzner
                                            General Counsel and
                                            Corporate Secretary
                                            on behalf of
                                            Illinova Corporation



Date:  June 18, 1999



                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            ILLINOIS POWER COMPANY
                                            (Registrant)


                                            By /s/Leah Manning Stetzner
                                            ---------------------------
                                            Leah Manning Stetzner
                                            Vice President, General
                                            Counsel and Corporate
                                            Secretary on behalf of
                                            Illinois Power Company


Date:  June 18, 1999


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Exhibit Index

The following Exhibits are hereby filed as part of this Current Report on Form 8-K:

Exhibit
Number            Description

12                Statements re computation of ratios


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